Exhibit 99.1

PRESS RELEASE

HANDY & HARMAN LTD. ENTERS INTO DEFINITIVE AGREEMENT TO ACQUIRE JPS INDUSTRIES, INC.

Announces Termination of Previously Commenced Tender Offer to Purchase Shares of JPS Industries

WHITE PLAINS, New York – June 1, 2015 — Handy & Harman Ltd. (NASDAQ: HNH) (“HNH”), a diversified global industrial company, and JPS Industries, Inc. (Pink Sheets: JPST) (the “Company” or “JPS”), a leading manufacturer of composite materials, announced today that they have entered into a definitive merger agreement pursuant to which HNH will acquire JPS.

Under the terms of the merger agreement, which has been unanimously approved by the Boards of Directors of both HNH and JPS, all stockholders of JPS (other than HNH and its affiliates) will receive $11.00 per share in cash for each share of JPS they own at the effective time of the merger.  Consummation of the transaction is subject to approval by a majority of all the outstanding shares of JPS and a majority of JPS’s outstanding shares not owned by HNH, its affiliates or any of their respective representatives, and is also subject to other customary closing conditions.

The acquisition of JPS will be effected by HNH’s wholly owned subsidiary, Handy & Harman Group Ltd. (“HNH Group”), through one of HNH Group’s subsidiaries, HNH Group Acquisition LLC.  Following the consummation of the merger, pursuant to a separate agreement between HNH Group and SPH Group Holdings LLC (“SPHG Holdings”) (a subsidiary of Steel Partners Holdings L.P. (NYSE: SPLP), the parent company of HNH), SPHG Holdings will exchange its shares of JPS common stock for shares of common stock of HNH, based on an $11.00 per share valuation for the JPS shares, so that HNH Group will own 100% of the shares of JPS.

In addition, under the terms of the merger agreement, JPS has a “go-shop” for a period of 30 days following May 31, 2015 pursuant to which it is permitted to solicit, initiate, encourage and facilitate any alternative transaction proposals from third parties and to participate in negotiations with third parties regarding any alternative transaction proposals.

HNH Group Acquisition LLC has terminated its previously announced tender offer for approximately 96.5% of the outstanding shares of common stock of JPS in accordance with the terms of its offer to purchase.  None of the shares of the Company’s common stock were purchased in the tender offer.  As a result of the termination, all of the shares of the Company’s common stock previously tendered will be promptly returned to the holders thereof, and holders who have tendered their shares of the Company’s common stock will not receive any consideration through the tender offer process.

Olshan Frome Wolosky LLP served as legal counsel to HNH.  Houlihan Lokey acted as financial advisor to JPS, and O’Melveny & Myers LLP and Wyche P.A. acted as legal counsel to the Special Committee of the Board of Directors of JPS and JPS, respectively.

The Company also announced that its Board of Directors unanimously adopted an amendment to its stockholder rights plan that waives the stockholder rights plan in connection with the merger and the merger agreement.  All other terms of the Company's stockholder rights plan remain the same.  The Company's rights plan, which was originally adopted in May 2005, is similar to rights plans adopted by numerous publicly traded companies.

Notice to Investors

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SHARES.  HNH GROUP ACQUISITION LLC HAS TERMINATED ITS OFFER TO PURCHASE SHARES OF COMMON STOCK OF THE COMPANY, WHICH HAD COMMENCED PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT HNH GROUP ACQUISITION LLC HAD MAILED TO REGISTERED HOLDERS OF THE COMPANY’S COMMON STOCK.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect HNH’s current expectations and projections about its future results, performance, prospects, and opportunities. HNH has tried to identify these forward-looking statements by using words such as “may,” “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate,” and similar expressions. These forward-looking statements are based on information currently available to HNH and are subject to a number of risks, uncertainties, and other factors that could cause its actual results, performance, prospects, or opportunities in 2015 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, HNH’s need for additional financing and the terms and conditions of any financing that is consummated, customers’ acceptance of its new and existing products, the risk that HNH will not be able to compete successfully, the possible volatility of HNH’s stock price, and the potential fluctuation in its operating results. Although HNH believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the “Risk Factors” section of HNH’s filings with the SEC, including HNH’s Form 10-K for the year ended December 31, 2014, for information regarding risk factors that could affect HNH’s results. Except as otherwise required by Federal securities laws, HNH undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

About Handy & Harman Ltd.

Handy & Harman Ltd. is a diversified manufacturer of engineered niche industrial products with leading market positions in many of the markets it serves. Through its wholly-owned operating subsidiaries, HNH focuses on high margin products and innovative technology and serves customers across a wide range of end markets. HNH’s diverse product offerings are marketed throughout the United States and internationally.

HNH’s companies are organized into four businesses: Joining Materials, Tubing, Building Materials and Kasco.

HNH sells its products and services through direct sales forces, distributors, and manufacturer’s representatives. HNH serves a diverse customer base, including the construction, electrical, transportation, utility, medical, oil and gas exploration and food industries.

HNH’s business strategy is to enhance the growth and profitability of the HNH business units and to build upon their strengths through internal growth and strategic acquisitions. Management expects HNH to continue to focus on high margin products and innovative technology. Management has evaluated and will continue to evaluate, from time to time, potential strategic and opportunistic acquisition opportunities, as well as the potential sale of certain businesses and assets.

HNH is based in White Plains, N.Y., and its common stock is listed on the NASDAQ Capital Market under the symbol HNH. Website: www.handyharman.com

Contact

James F. McCabe, Jr., Senior Vice President and Chief Financial Officer
212-520-2300
jmccabe@steelpartners.com

About JPS Industries, Inc.

JPS Industries, Inc. is a major U.S. manufacturer of sheet and mechanically formed glass and aramid materials for specialty applications in a wide expanse of markets requiring highly engineered products.  JPS's products are used in a wide range of applications including: advanced composite materials; civilian and military aerospace components; printed electronic circuit boards; filtration and insulation products; specialty commercial construction substrates; automotive and industrial components; soft body armor for civilian and military applications.  Headquartered in Greenville, South Carolina, the Company operates three manufacturing locations in Anderson and Slater, South Carolina and Statesville, North Carolina.

Contact

Mikel H. Williams
President and Chief Executive Officer
(864) 260-3201